                                                                    EXHIBIT 12.1

                             WEBLINK WIRELESS, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                          YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                             1996              1997            1998(1)             1999              2000
                                         ------------      ------------      ------------      ------------      ------------

Earnings:
  Net loss .........................     $    (48,598)     $    (43,887)     $    (59,316)     $    (99,867)     $   (117,801)
  Add:  Amount of
     previously capitalized
     interest amortized ............               --                --               252             2,288             2,288
  Add: Fixed charges ...............           35,041            38,499            43,798            65,310            65,649
                                         ------------      ------------      ------------      ------------      ------------
  Adjusted earnings ................          (13,557)           (5,388)          (15,266)          (32,269)          (49,864)

Fixed charges:
  Interest in
     indebtedness ..................           32,368            36,672            52,645            63,452            63,418
  Amortization of debt
     issuance costs ................            2,143               844             1,172             1,291             1,992
  Interest portion
     of rental and
     lease expense .................              530               983             1,428               567               239
                                         ------------      ------------      ------------      ------------      ------------
  Fixed charges ....................           35,041            38,499            55,245            65,310            65,649

Deficiency of
  earnings available to
  cover fixed charges ..............     $    (48,598)     $    (43,887)     $    (70,511)     $    (97,579)     $   (115,513)
                                         ============      ============      ============      ============      ============

Earnings to fixed charges ratio ....               --                --                --                --                --

                                         THREE MONTHS       SIX MONTHS
                                            ENDED             ENDED
                                           JUNE 30,          JUNE 30,
                                             2001              2001
                                         ------------      ------------

Earnings:
  Net loss .........................     $    (33,575)     $    (72,897)
  Add:  Amount of
     previously capitalized
     interest amortized ............              572             1,144
  Add: Fixed charges ...............           11,476            29,094
                                         ------------      ------------
  Adjusted earnings ................          (21,527)          (42,659)

Fixed charges:
  Interest in
     indebtedness ..................           10,929            27,913
  Amortization of debt
     issuance costs ................              168               458
  Interest portion
     of rental and
     lease expense .................              379               723
                                         ------------      ------------
  Fixed charges ....................           11,476            29,094

Deficiency of
  earnings available to
  cover fixed charges ..............     $    (33,003)     $    (71,753)
                                         ============      ============

Earnings to fixed charges ratio ....               --                --

(1) The fixed charge adjustment to earnings excludes $11.4 million of capitalized interest.